Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Pinnacle Gas Resources, Inc. on Form S-8 of our report dated March 18, 2008 on the December 31, 2007, 2006 and 2005 consolidated financial statements of Pinnacle Gas Resources, Inc. appearing in the Annual Report on Form 10-K of Pinnacle Gas Resources, Inc. for the year ended December 31, 2007.

                                                                                                                                /s/ Ehrhardt Keefe Steiner & Hottman PC

June 12, 2008

Denver, Colorado